EXHIBIT 10.4

MERGER AGREEMENT

by and among

Royal Food & Beverage, Inc.,

a Nevada corporation

and

Royal Brokerage Group, LLC,

a Florida Limited Liability Company

effective as of January 11, 2005

MERGER AGREEMENT

THIS AGREEMENT (hereinafter referred to as the "Agreement"), is effective as of January 11, 2005, nun pro tunc February 22, 2006, by and among Royal Food & Beverage, Inc., a Nevada corporation ("RFB"), whose principal place of business is located at 407 S. Elm St., Kemp, Texas 75143 and Royal Brokerage Group, LLC, a Florida limited liability company ("RBG") with its principal place of business located at 1933 W. Copans Road, Pompano Beach, FL 33064.

Premises

A.         This Agreement provides for the merger of RBG with and into RFB as the surviving entity, and in connection therewith, the conversion of the outstanding member interest of RBG into shares of common voting stock of RFB, all as set forth in the plan of merger, which shall be appended to the Articles of Merger (the "Articles of Merger"), substantially in the form attached hereto as Exhibit "A," all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended. As used herein the term "Constituent Corporation" shall mean and refer to RBG and the term "Surviving Corporation" shall mean and refer to RFB.

B.          The managers of RBG and board of directors of RFB have agreed, subject to the terms and conditions set forth in this Agreement, and by these premises do hereby evidence the agreement, that it is desirable and in the best interests of all of said entities and their stockholders or members, as applicable, that RBG be merged into RFB as the Surviving Corporation pursuant to the laws of the states of Nevada and Florida and RBG shall cease to exist. This Agreement is being entered into for the purposes of setting forth the terms and conditions of the proposed merger.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS AND WARRANTIES OF RBG

As an inducement to, and to obtain the reliance of RFB, RBG represents and warrants as follows:

Section 1.1 Organization. RBG is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida and has the power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the RBG Schedules (as hereinafter defined) are complete and correct copies of the Articles of Organization of RBG as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of RBG's Articles of Organization or Operating agreement. RBG has taken all required action by law, its Articles of Organization, Operating Agreement or otherwise to authorize the execution and delivery of this Agreement. RBG has full power, authority and legal right and has taken all action required by law, its Articles of Organization Operating Agreement and otherwise to consummate the transactions herein contemplated.

Section 1.2 Capitalization. The authorized capitalization of RBG consists of 12,764,995 member interests. As of the Closing Date there will be 12,764,995 member interests issued and outstanding. All issued and outstanding member interests are legally issued, fully paid and nonassessable, and are not issued in violation of the preemptive or other rights of any person.

Section 1.3 Subsidiaries RBG does not have any subsidiaries and does not own, beneficially or of record, any interests of any other entity.

Section 1.4 Financial Statements. Included in the RBG Schedules are the unaudited financial statements of RBG as of December 31, 2004 and 2003.

(a)          the RBG financial statements presents fairly as of its date the financial condition of RBG. RBG does not have, as of the date of such financial statements, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) that should be reflected in the financial statements or the notes thereto.

(b)          RBG has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(c)          RBG has filed all state, federal and local income tax returns required to be filed by it from inception to the date hereof;

(d)          The books and records, financial and others, of RBG are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(e)          Except as and to the extent disclosed in the most recent RBG balance sheet and the RBG Schedules, RBG has no material contingent liabilities, direct or indirect, matured or unmatured.

Section 1.5 Information. The information concerning RBG set forth in this Agreement and in the RBG Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.6 Options or Warrants. Except as set forth in the RBG Schedules or hereinbelow, there are no existing options, warrants, calls or commitments of any character relating to the authorized and unissued RBG member interests or options, warrants, calls or commitments, if any, to which RBG is not a party and by which it is not bound.

Section 1.7 Absence of Certain Changes or Events. Except as set forth in this Agreement or the RBG Schedules, since December 31, 2004:

(a)         there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of RBG; or (ii) any damage, destruction or loss to RBG (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of RBG;

(b)          RBG has not: (i) amended its Articles of Organization or Operating Agreement; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to its members or purchased or redeemed or agreed to purchase or redeem any of its member interests; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of RBG; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its managers, members or employees.

(c)         RBG has not: (i) granted or agreed to grant any options, warrants or other rights for its member interests, bonds or other securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent RBG balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of RBG; or (vi) issued, delivered or agreed to issue or deliver any securities, including debentures (whether authorized and unissued); and

(d)        to the best knowledge of RBG, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of RBG.

Section 1.8 Title and Related Matters. RBG has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal, including the Patents and Technical Information (as defined hereinafter), copyrights, trademarks, service marks and tradenames (collectively, the "Assets") which are reflected in the most recent RBG balance sheet and the RBG Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the RBG Schedules. Except as set forth in the RBG Schedules, RBG owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with RBG's business. Except as set forth in the RBG Schedules, no third party has any right to, and RBG has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions, income or business prospects of RBG or any material portion of its properties, assets or rights.

Section 1.9 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or threatened by or against RBG or affecting RBG or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition, income or business prospects of RBG. RBG does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.10 Contracts.

(a)         Except as included or described in the RBG Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which RBG is a party or by which it or any of its assets, products, technology or properties are bound;

(b)        RBG is not a party to or bound by, and the properties of RBG are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as RBG can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of RBG;

(c)         Except as included or described in the RBG Schedules or reflected in the most recent RBG balance sheet, RBG is not a party to any oral or written: (i) contract for the employment of any manager, member or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which RBG is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or manager of RBG; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

(d)        All contracts, agreements, franchises, license agreements and other commitments to which RBG is a party or by which its properties are bound and which are material to the operations of RBG taken as a whole, are valid and enforceable by RBG in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

Section 1.11 Material Contract Defaults. To the best of RBG's knowledge and belief, RBG is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of RBG, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which RBG has not taken adequate steps to prevent such a default from occurring.

Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which RBG is a party or to which any of its properties or operations are subject.

Section 1.13 Governmental Authorizations. To the best of RBG's knowledge, RBG has all licenses, franchises, permits or other governmental authorizations that RBG is legally required to enable RBG to conduct its business in all material respects as conducted on the date hereof. No authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by RBG of this Agreement and the consummation by RBG of the transactions contemplated hereby.

Section 1.14 Compliance With Laws and Regulations. To the best of RBG's knowledge, RBG has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of RBG or would not result in RBG's incurring any material liability.

Section 1.15 Insurance. All of the insurable properties of RBG are insured for RBG's benefit in accordance with the insurance policies disclosed in the RBG Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.

Section 1.16 Approval of Agreement. The managers of RBG have authorized the execution and delivery of this Agreement by RBG, have approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the members of RBG for their approval with the recommendation that the merger be accepted.

Section 1.17 Material Transactions or Affiliations. Except as disclosed herein and in the RBG Schedules, there exists no material contract, agreement or arrangement between RBG and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, manager or person owning of record, or known by RBG to own beneficially, ten percent (10%) or more of the member interest of RBG and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to RBG than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by RBG, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 1.18 Labor Relations. RBG has never had a work stoppage resulting from labor problems. To the best knowledge of RBG, no union or other collective bargaining organization is organizing or attempting to organize any employee of RBG.

Section 1.19 Previous Sales of Securities. Since inception, RBG has sold member interest to investors in reliance upon applicable exemptions from the registration requirements under federal and state securities laws. All such sales (the "Sales") were made to a limited number of investors in reliance on and in conformity with the exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and in reliance and in conformity with exemptions from registration in all states where offers and/or sales occurred. Included in the RBG Schedules are copies of all material documentation and information relating to the Sales. With respect to the Sales:

(a)         all prospective investors were provided, prior to their investment, all material information with respect to the investment, including any information necessary to make the materials provided not misleading;

(b)        neither RBG nor any person acting on its behalf offered or sold securities of RBG by any form of general solicitation or general advertising;

(c)         immediately prior to making any Sale, RBG reasonably believed that each purchaser was an accredited investor; and

(d)        the descriptive material and all other information, whether written or oral, provided to prospective investors in the Sales did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 1.20 RBG Schedules. At the Closing, RBG will deliver to RFB the following schedules, which are collectively referred to as the "RBG Schedules" and which consist of separate schedules dated as of the Closing Date and instruments and data as of such date, all certified by the chief executive officer of RBG as complete, true and correct:

(a)         a schedule containing complete and correct copies of the Articles of Organization, Operating Agreement and all minutes of managers and members of RBG as of the date of the Closing;

(b)         a schedule including the financial statements of RBG identified in Section 1.4;

(c)         a schedule containing a list indicating the name and address of each member of RBG, together with the number of interest owned by him, her or it;

(d)         copies of all licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which RBG carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of RBG);

(e)         a schedule containing a list of every debt, mortgage, security interest, pledge, lien, encumbrance or claim of any nature whatsoever in excess of $10,000 as may affect RBG, its properties or assets;

(f)         a list of all executive employees of RBG, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract;

(g)         a schedule containing a description of all real and personal property owned by RBG, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real and personal property;

(h)         a schedule containing true and correct copies of all material contracts, leases, agreements or other instruments to which RBG is a party or by which it or its properties are bound, specifically including all contracts, agreements or arrangements referred to in Section 1.17;

(i)          a schedule showing the name and location of each bank or other institution with which RBG has an account or safety deposit box and the names of all persons authorized to draw thereon or having access thereto;

(j)          a schedule containing a list of all Patents, Technical Information, copyrights, trademarks, service marks and trade names or patents that are pertinent in any manner whatsoever to the development, testing, registration, assembly, manufacture, use or sale of any products or services used in the business of RBG and in which either RBG or RBG's members has or previously had any direct or indirect, equitable or legal right or interest and all pertinent documentation;

(k)         a copy of all material documentation relating to the sale of restricted securities by RBG to its present members;

(l)	a schedule listing the insurance policies referred to in Section 1.15;

(m)       a schedule setting forth a description of any material adverse change in the business operations, property, inventory, assets or condition of RBG since the most recent RBG balance sheet required to be provided pursuant to Section 1.4 hereof;

(n)         a schedule containing the federal income tax returns of RBG identified in Section 1.4(c) for the fiscal years ended December 31, 2004 and 2003, respectively;

(o)         a schedule setting forth any other information, together with any required copies of documents required to be disclosed in the RBG Schedules by Sections 1.1 through 1.19, hereof.

RBG shall cause the RBG Schedules and the instruments and data delivered to RFB hereunder to be updated after the date hereof up to and including the Effective Date, as hereinafter defined.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF RFB

As an inducement to, and to obtain the reliance of RBG, RFB represents and warrants as follows:

Section 2.1 Organization. RFB is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the RFB Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation, amended Articles of Incorporation (collectively, hereinafter referred to as the "Articles of Incorporation") and Bylaws of RFB as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of RFB's Articles of Incorporation or Bylaws. RFB has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize the execution and delivery of this Agreement. RFB has full power, authority and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws or otherwise to consummate the transactions herein contemplated.

Section 2.2 Capitalization. The authorized capitalization of RFB consists of Two Hundred Twenty Five Million (225,000,000) shares of Common Stock, par value $.001, of which Forty Three Million One Hundred Fifty Thousand (43,150,000) shares are issued and are outstanding (the “Shares”). The Shares have been duly authorized, validly issued, are fully paid and non-assessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the RFB in compliance with all applicable state and federal laws. At the Closing, as defined herein, the holder of 40,000,000 RFB common shares shall voluntarily surrender her shares of RFB common stock owned by her back to RFB in order to establish the number of issued and outstanding shares of RFB to be 3,150,000 shares on the Effective Date.

Section 2.3 Subsidiaries. RFB does not have any subsidiaries and does not own, beneficially or of record, any other corporation.

Section 2.4 Financial Statements.

(a)         Included in the RFB Schedules are the unaudited financial statements for the years ended December 31, 2004 and 2003, which are included in the schedules identified in Section 2.18(b).

(b)        All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The RFB financial statements present fairly as of their respective dates the financial condition of RFB. RFB did not have as of the date of any of such RFB balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of RFB, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(c)         The books and records, financial and others, of RFB are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

(d)        RFB has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(e)         RFB has filed all state, federal or local income tax returns required to be filed by it from inception to the date hereof; and

(f)         The most recent RFB balance sheet and the notes thereto, reflect that RFB has: (i) no receivables; (ii) no accounts payable; and (iii) no contingent liabilities, direct or indirect, matured or unmatured.

Section 2.5 Information. The information concerning RFB as set forth in this Agreement and in the RFB Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.6 Absence of Certain Changes or Events. Except as described herein or in the RFB Schedules, since December 31, 2004:

(a)         there has not been: (i) any material adverse change in the business, operations, properties, assets or condition, of RFB or any damage, destruction or loss to RFB (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of RFB;

(b)        RFB has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of RFB; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) paid or agreed to pay any compensation payable or to become payable by it to any of its officers or directors or any employee; or (viii) made any payment to any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;

(c)         RFB has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent RFB balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights; (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of RFB; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d)        to the best knowledge of RFB, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of RFB.

Section 2.7 Title and Related Matters. RFB owns no real property. RFB has good title to all of the assets which are reflected in the RFB balance sheet, if any, or acquired after that date (except assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except statutory liens or claims not yet delinquent or as described in the RFB Schedules.

Section 2.8 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of RFB's knowledge and belief, threatened by or against or affecting RFB, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of RFB. RFB does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.9 Contracts.

(a)         Except as included or described in the RFB Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which RFB is a party or by which it or any of its properties are bound;

(b)        RFB is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as RFB can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of RFB;

(c)         RFB is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of RFB; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate; and

(d)        All contracts, agreements, franchises, license agreements and other commitments to which RFB is a party or by which its properties are bound and which are material to the operations of RFB taken as a whole, are valid and enforceable by RFB in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which RFB is a party or to which any of its properties or operations are subject.

Section 2.11 Material Contract Defaults. To the best of RFB's knowledge and belief, RFB is, except as disclosed in the RFB Schedules, not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of RFB, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which RFB has not taken adequate steps to prevent such a default from occurring.

Section 2.12 Governmental Authorizations. To the best of RFB's knowledge, RFB has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by RFB of the transactions contemplated hereby.

Section 2.13 Compliance With Laws and Regulations. To the best of RFB's knowledge and belief, RFB has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of RFB or would not result in RFB's incurring any material liability.

Section 2.14 Insurance. All of the insurable properties of RFB, if any, are insured for RFB's benefit in accordance with the insurance policies disclosed in the RFB Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date, as hereinafter defined.

Section 2.15 Approval of Agreement. The board of directors of RFB has authorized the execution and delivery of this Agreement by RFB and has approved the transactions contemplated hereby. Further, the stockholders of RFB do not have dissenters' rights, rights of appraisal or preemptive rights with respect to the authorization, approval, execution and completion of the transactions contemplated by this Agreement.

Section 2.16 Material Transactions or Affiliations. There exists no material contract, agreement or arrangement between RFB and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by RFB to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of RFB and which is to be performed in whole or in part after the date hereof. RFB has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 2.17 Labor Relations. RFB has never had a work stoppage resulting from labor problems. RFB has no employees other than its officers and directors.

Section 2.18 RFB Schedules. RFB has delivered to RBG the following schedules, which are collectively referred to as the "RFB Schedules" which are dated the date of this Agreement, all certified by an officer of RFB to be complete, true and accurate:

(a)         a schedule containing complete and correct copies of the Articles of Incorporation and Bylaws of RFB as in effect as of the date of this Agreement;

(b)         a schedule containing copies of all financial statements of RFB identified in Section 2.4(a);

(c)        a schedule setting forth the description of any material adverse change in the business, operations, property, assets, or condition of RFB since December 31, 2004 required to be provided pursuant to Section 2.6 hereof; and

(d)         a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the RFB Schedules by Sections 2.1 through 2.17.

RFB shall cause the RFB Schedules and the instruments to be delivered to RBG hereunder to be updated after the date hereof up to and including the Effective Date.

ARTICLE III

ARTICLES OF MERGER

Section 3.1 The Merger. Pursuant to the Articles of Merger, RBG will be merged with and into RFB, the latter of which shall survive the merger as the Surviving Corporation. The issued and outstanding member interest of RBG shall be converted into shares of RFB voting common stock, par value $0.001 per share (the "Exchanged RFB Shares"), as follows:

(a)          Immediately prior to the Closing Date, RFB shall have issued and delivered 10,779,141 shares of Exchanged RFB Shares to the RBG members in exchange for 12,764,995 member interests of RBG, representing one hundred percent (100%) of the issued and outstanding member interests of RFB. At the Closing, the Exchanged RFB Shares shall be issued to the members of RBG immediately prior to the Closing (the

"RBG Members") on a pro rata basis. RFB shall not issue or exchange any fractional shares or interests in the Exchanged RFB Shares in connection with the foregoing conversion. If any of the RBG Members would otherwise be entitled to a fractional share on exchange of such shares, RFB shall round the number of shares of the Exchanged RFB Shares to be issued to such member to the nearest whole share. In the event that the number of issued and outstanding RBG Member interests shall be different at the Closing Date, as hereinafter defined, the common stock of RFB to be issued to the RBG Members, pursuant hereto, shall be adjusted accordingly on a pro rata basis, but in no event shall RFB issue less than 10,779,141 shares of Exchanged RFB Shares to the RBG Members;

(b)        Immediately prior to the Closing Date, RBG shall have issued and outstanding 2,273,662 warrants, each warrant exercisable to purchase one (1) member interest at an exercise price as set forth in the RBG Schedules related to Section 1.6 hereof, and $908,000 in convertible notes, convertible into 909,800 member interests. At the Closing, such warrants shall become warrants to purchase 1,920,009 common shares of RFB and the convertible notes shall be convertible into 767,883 shares of RFB Common Stock, pro rata to each the value of each note holder’s promissory note; and

(c)         After the Effective Date of the merger, each RBG Member shall, on the surrender of his or her certificate or certificates representing such RBG member interest (together with an investment letter in a form acceptable to RFB) to the registrar and transfer agent of RFB, be entitled to receive a certificate or certificates evidencing shares of the Exchanged RFB Shares as provided herein. On the Effective Date of the merger, all previously issued and outstanding member interest of RBG shall be canceled and all rights in respect thereof shall cease.

Section 3.2 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be as of January __, 2005 ("Closing Date"), unless a different date is mutually agreed to in writing by the parties hereto.

Section 3.3 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.4 Effective Date. As soon as practicable following consummation of the transactions contemplated hereby on the Closing Date, a Certificate of Merger setting forth the plan of merger, and other matters required by the corporate statutes of the states of Nevada and Florida, as applicable, to complete the merger of RFB and RBG, shall be filed with the Secretary of State of Nevada and Florida. The "Effective Date" of the merger shall be January __, 2005, the effective date as defined in the Plan of Merger, unless a different date is mutually agreed to in writing by the parties hereto.

Section 3.5 Termination.

(a)         This Agreement may be terminated by the board of directors of RFB or the managers of RBG at any time prior to the Effective Date if:

(i)         there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors or managers, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the merger and consolidation contemplated by this Agreement; or

(ii)        any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors or managers, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the merger and consolidation.

In the event of termination pursuant to this paragraph (a) of Section 3.5, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

(b)        This Agreement may be terminated at any time prior to the Effective Date by action of the board of directors of RFB if RBG shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of RBG contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of Section 3.5, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

(c)         This Agreement may be terminated at any time prior to the Effective Date by action of the managers of RBG if RFB shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of RFB contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.5, this

Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

Section 3.6 Directors of Surviving Corporation. The board of directors of the Surviving Corporation shall consist of three directors, including Melvin Leiner, Darren Marks and Dr. James Sink, who shall be appointed in accordance with procedures set forth in the RFB bylaws. Each of the directors shall hold office until his successors shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

Section 3.7 Officers of the Surviving Corporation. The names of the Officers of the Surviving Corporation who shall hold office subject to the Bylaws of the Surviving Corporation are as follows:

NAME	OFFICE

Melvin Leiner	President, Chief Executive Officer
Darren Marks	Secretary, Treasurer

Section 3.8 Effect of Merger. On the effective date of the merger, RBG shall cease to exist and shall be merged with and into the Surviving Corporation, in accordance with the provisions of this Agreement and in accordance with the provisions of, and with the effect provided in the corporation laws of the State of Nevada. The Surviving Corporation shall possess all the rights, privileges, powers, franchises, trust and fiduciary duties, powers and obligations, and be subject to all the restrictions, obligations and duties of each RBF and RBG, and all the rights, privileges, powers, franchises, trust and fiduciary rights, powers, duties and obligations of RBF and RBG; and all property, real, personal and mixed, and all debts due to RBF and RBG on whatever account, and all other things belonging to each RBF and RBG shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall thereafter be the property of the Surviving Corporation as they were of RBF and RBG; and the title to any real estate, whether vested by deed or otherwise, in either RBF or RBG shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon any property of either RBF or RBG shall be preserved unimpaired, and all debts, liabilities and duties of RBF and RGB shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation. The Articles of Incorporation and Bylaws of RFB shall remain those of the Surviving Corporation.

ARTICLE IV

SPECIAL COVENANTS

Section 4.1 Stockholder Meeting of RBG. RBG shall, at a meeting of its members duly called by the managers of RBG, to be held as soon as practicable following execution of this Agreement, or pursuant to a unanimous consent of the members of RBG, present for the authorization and approval of the members of RBG, in accordance with the applicable provisions of the laws of the State of Florida, this Agreement and the consummation of the transactions contemplated with RFB as set forth herein.

Section 4.2 Stockholder Meeting of RFB. RFB shall, at a meeting of its stockholders duly called by the board of directors of RFB, to be held as soon as practicable following execution of this Agreement, or pursuant to a unanimous consent of the stock-holders present for the authorization and approval of the stockholders of RFB in accordance with the applicable provisions of the laws of the State of Nevada, this Agreement and the consummation of the transactions contemplated with RBG as set forth herein

Section 4.3 Access to Properties and Records. RFB and RBG will each afford to the management and authorized representatives of the other full access to the properties, books and records of RFB and RBG, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of RFB and RBG, as the case may be, as the other shall from time to time reasonably request.

Section 4.4 Availability of Rule 144. Each of the parties acknowledge that the stock of RFB to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. RFB is under no obligation, except as set forth herein, to register such shares under the Securities Act. Notwithstanding the foregoing, however, RFB will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding RFB so as to make available to the shareholders of RFB the provisions of Rule 144 pursuant to subparagraph (c)(2) thereof; and (b) within ten (10) days of any written request of any stockholder of RFB, RFB will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of RFB holding restricted securities of RFB as of the date of this Agreement, and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.4 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 4.5 Information for RFB Registration Statement and Public Reports. RBG and the RBG Members will furnish RFB with all information concerning RBG and the RBG

Members, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by RFB pursuant to the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”), or any other applicable federal or state law. RBG represents and warrants to RFB that, to the best of its knowledge and belief, all information so furnished for either such registration statement or other public release by RFB, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

Section 4.6 Special Covenants and Representations Regarding the Exchanged RFB Shares. The consummation of this Agreement, the Plan of Merger and the transactions herein contemplated, including the issuance of the Exchanged RFB Shares to the members of RBG as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the RBG members acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, RBG shall cause to be delivered, and the RBG Members shall deliver to RFB, letters of representation in the form attached hereto as Exhibit "B."

Section 4.7 Third Party Consents. RFB and RBG agree to cooperate with each other in order to obtain any required third party consents to this Agreement, the Plan of Merger and the transactions herein and therein contemplated.

Section 4.8 Actions Prior to Closing.

(a)          From and after the date of this Agreement until the Effective Date and except as set forth in the RFB or RBG Schedules or as permitted or contemplated by this Agreement, RFB and RBG, respectively, will each:

(i)          carry on its business in substantially the same manner as it has heretofore;

(ii)        maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii)       maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv)       perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

(v)        use its best efforts to maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

(vi)       fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

(b)         From and after the date of this Agreement until the Effective Date, neither RFB nor RBG will:

(i)           except as otherwise specifically set forth herein, make any change in their respective Articles of Incorporation or Bylaws, or Articles of Organization or Operating Agreement, as applicable;

(ii)        take any action described in Section 1.7 in the case of RBG, or in Section ___, in the case of RFB (all except as permitted therein or as disclosed in the applicable party's schedules); or

(iii)       enter into or amend any contract, agreement or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement or other instrument in the ordinary course of business involving the sale of goods or services.

Section 4.9 Indemnification.

(a)         RBG hereby agrees to indemnify RFB and each of the officers, agents and directors of RFB as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

(b)        RFB and its officers and directors hereby agrees to indemnify RBG and each of its managers, agents and current members as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4 (b) and with regard to the representation set forth in Section 7.1 hereof regarding finders fees. The indemnification provided for in this Paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF RFB

The obligations of RFB under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1 Accuracy of Representations. The representations and warranties made by RBG in this Agreement were true when made and shall be true at the Effective Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and RBG shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by RBG prior to or at the Closing. RFB shall be furnished with a certificate, signed by a duly authorized officer or manager of RBG and dated the Closing Date, to the foregoing effect.

Section 5.2 Member Approval. The members of RBG shall have approved the proposed plan of reorganization and the transactions contemplated thereby as described in Section 4.1.

Section 5.3 Manager's Certificate. RFB shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized manager of RBG to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of RBG, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the RBG Schedules, by or against RBG which might result in any material adverse change in any of the assets, properties, business or operations of RBG.

Section 5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of RBG.

Section 5.5 Other Items. RFB shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as RFB may reasonably request.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF RBG

The obligations of RBG under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.1 Accuracy of Representations. The representations and warranties made by RFB in this Agreement were true when made and shall be true as of the Effective Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and RFB shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by RFB prior to or at the Closing. RBG shall have been furnished with a certificate, signed by a duly authorized executive officer of RFB and dated the Closing Date, to the foregoing effect.

Section 6.2 Stockholder Approval. The stockholders of RFB shall have approved the proposed plan of reorganization and the transactions contemplated thereby as described in Section 4.2.

Section 6.3 Officer's Certificate. RBG shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of RFB to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of RFB, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the RFB Schedules, by or against RFB which might result in any material adverse change in any of the assets, properties, business or operations of RFB.

Section 6.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of RFB.

Section 6.5 Other Items. RBG shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as RBG may reasonably request.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Brokers and Finders. Each party represents to every other party that all brokers or finders who have acted for it in connection with this Agreement have been satisfied in full and that no other obligations need to be satisfied as of the date of this Agreement. In the event it is determined that any party is obligated to any other party to pay a broker or finder relevant to the transaction described herein, RFB agrees to indemnify RBG for any such obligation, including reasonable attorneys fees.

Section 7.2 Law. Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada. The parties agree that any dispute arising under this Agreement, whether during the term of the Agreement or at any subsequent time, shall be resolved exclusively in the courts of the State of Nevada and the parties hereby submit to the jurisdiction of such courts for all purposes provided herein and appoint the Secretary of State of the State of Nevada as agent for service of process for all purposes provided herein.

Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed to the other party at the address indicated hereinabove or such other address as a party may so indicate to the other in the future.

Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the merger contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, manager, member or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.7 Third Party Beneficiaries. This contract is solely among RFB and RBG and, except as specifically provided, no director, officer, stockholder, manager, member, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date of the merger and the consummation of the transactions herein contemplated.

Section 7.10 Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

7.13 Expenses. Each of the parties to this Agreement shall bear all of its own expenses incurred by it in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

7.15 Benefit. This Agreement shall be binding upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

7.18 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

7.20 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

7.21 Litigation by Third Parties. In the event that suit is brought by a third party to enjoin or otherwise interfere with the consummation of the transactions contemplated herein, the parties agree that the bringing of such litigation shall not entitle any party hereto to terminate the within Agreement, but that the parties shall bring an action for declaratory relief before a court of competent jurisdiction and shall terminate this Agreement if such court adjudges termination to be required by the rights of such third party.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers and managers, hereunto duly authorized, and entered into and closed as of the date first above written.

ROYAL FOOD & BEVERAGE, INC.

By: s/Chasity Thompson
Its: President

ROYAL BROKERAGE GROUP, LLC

By: s/Melvin Leiner
Melvin Leiner, Manager